SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 2, 2008

TERRA ENERGY RESOURCES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52543	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

225 Franklin Avenue

Midland Park, NJ 07432

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

201-670-0881

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Terra Media, Ltd.

60 Knolls Crescent, Suite 9M

Bronx, NY 10463

(973) 768-4181

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On October 23, 2008 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement (“CSPA”), Catherine Balloqui purchased 29,358,003 shares of the issued and outstanding common stock of Terra Energy Resources, Inc. (the “Company”) from Thomas P. Monahan and John Swint, shareholders of the Company, for $241,350 in cash and a contractual obligation to pay an additional $300,000 in cash not later than November 26, 2008.  This CSPA was amended on December 2, 2008 to extend the payment terms by allowing the balance to be paid at the rate of $25,000 per week commencing on January 5, 2009. The failure to make the final payment will result in a reversion off control to Mr. Monahan.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.2	Amendment to Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008	TERRA ENERGY RESOURCES, LTD.

	By:	/s/ Catherine Balloqui
Chief Executive Officer